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                                                                    EXHIBIT 99.2

PRESS RELEASE

          FLEXIINTERNATIONAL SOFTWARE, INC. ANNOUNCES ARBITRATION AWARD

         SHELTON, Conn.--(BUSINESS WIRE)--May 3, 2001--FlexiInternational Software, Inc. ("Flexi"') (OTCBB:FLXI), a leading designer, developer and marketer of Internet-based financial and accounting software and services, announced today the outcome of the arbitration proceeding initiated against it by Client Server Solutions Limited ("CSS"') seeking commissions of more than $2.3 million. The Company reported that the arbitrator has awarded CSS approximately $330,000 including expenses. Discussions are anticipated to negotiate extended payment terms. ABOUT FLEXIINTERNATIONAL SOFTWARE, INC.

         FlexiInternational Software, Inc. with offices in Shelton, CT, Naples, FL and London, UK is a leading provider of Internet-enabled financial software and accounting outsourcing services. Flexi serves clients in banking, healthcare, utilities, transportation, financial, accounting and management services. Additional information is available at www.flexi.com.

Contact:
FlexiInternational Software, Inc., Naples, Fla.
Investor Relations:
Normand Bilodeau, 941/949-1700